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                                                                   EXHIBIT 10.23

                           INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT (the "Agreement") dated as of
_______________, 199___, is by and between Travis Boats & Motors, Inc., a Texas corporation (the "Company"), and __________________ ("Indemnitee").

                                    RECITALS
                                    --------

     A. Indemnitee an officer of the Company and in such capacity is performing a valuable service to the Company.

     B. The Company's bylaws (the "Bylaws") provide for the indemnification of the directors, officers, employees and agents of the Company to the extent set forth in the Articles of Incorporation, as amended of the Company (the "Articles").

     C. The Articles provide that the Company shall indemnify the directors, officers, employees and agents of the Company to the fullest extent permitted by the Texas Business Corporation Act, as amended to date (the "Act").

     D. The Act specifically provides that indemnification and advancement of expenses provided in such statute shall not be exclusive of any other rights under any agreement, and thereby contemplates that agreements may be entered into between the Company and members of the board of directors and officers of the Company with respect to the indemnification of such directors and officers.

     E. The general availability of directors' and officers' liability insurance ("Insurance") covering certain liabilities which may be incurred by the Company's directors and officers in the performance of their services to the Company and the applicability, amendment and enforcement of statutory and bylaw provisions have raised questions concerning the adequacy and reliability of the protection afforded to directors and officers.

     F. In order to induce Indemnitee to serve as a member of the board of directors and/or an officer of the Company for the current term and for any subsequent term to which he or she is elected by the shareholders or appointed by the Board of Directors, the Company has deemed it to be in its best interest to enter into this Agreement with Indemnitee.

     The parties agree as follows:

     1.  Definitions.  As used in this Agreement, the following terms shall have
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the following meanings:

     (a) Change in Control.  A "Change in Control" shall be deemed to have
         -----------------
occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as such term is
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defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the outstanding securities of the Company (other than (A) a person owning 25% or more as of the date of this Agreement, (B) a person who becomes the owner of 25% or more by reason of the Company's acquisition of outstanding shares of the Company's stock, or (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company and any new director whose election by the board of directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve (x) a merger or consolidation of the Company with any other entity (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), (y) a plan of complete liquidation of the Company or (z) an agreement or agreements for the sale or disposition, in a single transaction or series of related transactions, by the Company of all or substantially all of the property and assets of the Company. Notwithstanding the foregoing, events otherwise constituting a Change in Control in accordance with the foregoing shall not constitute a Change in Control if such events are solicited by the Company and are approved, recommended or supported by the board of directors of the Company in actions taken prior to, and with respect to, such events.

     (b) Reviewing Party.  A "Reviewing Party" means (i) the board of directors
         ---------------
or a committee of directors of the Company, who are not officers, appointed by the board of directors, provided that a majority of such directors are not parties to the claim or (ii) special, independent counsel selected and appointed by the board of directors or by a committee of directors of the Company who are not officers.

     2.  Indemnification of Indemnitee.  The Company hereby agrees that it shall
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hold harmless and indemnify Indemnitee to the fullest extent authorized and permitted by (i) the provisions of the Articles and Bylaws and the provisions of the Act, or by any amendment thereof, but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Articles, Bylaws or Act permitted the Company to provide prior to such amendment or (ii) other statutory provisions authorizing or permitting such indemnification which are adopted after the date hereof.

     3.  Insurance.
         ---------

     (a) Insurance Policies.  So long as Indemnitee may be subject to any
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possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was an officer, to the extent that the Company maintains one or more insurance policy or policies providing directors'

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and officers' liability insurance, Indemnitee shall be covered by such policy or policies in accordance with its or their terms, to the maximum extent of the coverage applicable to any director or officer then serving the Company.

     (b) Maintenance of Insurance.  The Company shall not be required to
         ------------------------
maintain the Insurance or any policy or policies of comparable insurance, as the case may be, if such insurance is not reasonably available or if, in the reasonable business judgment of the board of directors of the Company which shall be conclusively established by such determination by the board of directors, or any appropriate committee thereof, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage thereunder or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

     4.  Additional Indemnification.  Subject only to the exclusions set forth
         --------------------------
in Section 5 hereof, the Company hereby agrees that it shall hold harmless and indemnify Indemnitee:

     (a) against any and all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or on behalf of shareholders of the Company or by or in the right of the Company, to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

     (b) otherwise to the fullest extent as may be provided to Indemnitee by the Company under the Act.

     5.  Limitations on Additional Indemnification.  No indemnification pursuant
         -----------------------------------------
to this Agreement shall be paid by the Company:

     (a) in respect to any transaction if it shall be determined by the Reviewing Party, or by final judgment or other final adjudication, that Indemnitee derived an improper personal benefit;

     (b) in respect to the return by Indemnitee of any remuneration paid to Indemnitee if it shall be determined by the Reviewing Party, or by final judgment or other final adjudication, that such remuneration was not approved by the shareholders of the Company and was thereby in violation of law;

     (c) on account of Indemnitee's conduct which is determined by the Reviewing Party, or by final judgment or other final adjudication, to have involved acts or omissions not in good faith, intentional misconduct or a knowing violation of law;

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     (d) if the Reviewing Party or a court having jurisdiction in the matter shall determine that such indemnification is in violation of the Articles, the Bylaws or the law.

     6.  Advancement of Expenses.  In the event of any threatened or pending
         -----------------------
action, suit or proceeding in which Indemnitee is a party or is involved and which may give rise to a right of indemnification under this Agreement, following written request to the Company by Indemnitee, the Company shall promptly pay to Indemnitee amounts to cover expenses incurred by Indemnitee in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of Indemnitee to repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as provided in this Agreement and (ii) satisfactory evidence as to the amount of such expenses.

     7.  Repayment of Expenses.  Indemnitee agrees that Indemnitee shall
         ---------------------
reimburse the Company for all reasonable expenses paid by the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be determined by final judgment or other final adjudication that Indemnitee is not entitled to be indemnified by the Company for such expenses under the provisions of the Act or any applicable law.

     8.  Determination of Indemnification; Burden of Proof.  With respect to all
         -------------------------------------------------
matters concerning the rights of Indemnitee to indemnification and payment of expenses under this Agreement or under the provisions of the Articles and Bylaws now or hereafter in effect, the Company shall appoint a Reviewing Party and any determination by the Reviewing Party shall be conclusive and binding on the Company and Indemnitee. If under applicable law the entitlement of Indemnitee to be indemnified under this Agreement depends on whether a standard of conduct has been met, the burden of proof of establishing that Indemnitee did not act in accordance with such standard of conduct shall rest with the Company.
Indemnitee shall be presumed to have acted in accordance with such standard and entitled to indemnification or advancement of expenses hereunder, as the case may be, unless, based upon a preponderance of the evidence, it shall be determined by the Reviewing Party that Indemnitee did not meet such standard. For purposes of this Agreement, unless otherwise expressly stated herein, the termination of any action, suit or proceeding by judgment, order, settlement, whether with or without court approval, or conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     9.  Effect of Change in Control.  If there has not been a Change in Control
         ---------------------------
after the date of this Agreement, the determination of (i) the rights of Indemnitee to indemnification and payment of expenses under this Agreement or under the provisions of the Articles and the Bylaws, (ii) standard of conduct and (iii) evaluation of the reasonableness of amounts claimed by Indemnitee shall be made by the Reviewing Party or such other body or persons as may be permitted by the Act. If there has been a Change in Control after the date of this Agreement, such determination and evaluation shall be made by a special, independent counsel who is

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selected by Indemnitee and approved by the Company, which approval shall not be unreasonably withheld, and who has not otherwise performed services for Indemnitee or the Company.

     10.  Continuation of Indemnification.  All agreements and obligations of
          -------------------------------
the Company contained herein shall continue during the period that Indemnitee is a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee was an officer of the Company or serving in any other capacity referred to herein.

     11.  Notification and Defense of Claim.  Promptly after receipt by
          ---------------------------------
Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect hereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; provided, however, that delay in so notifying the Company shall not constitute a waiver or release by Indemnitee of rights hereunder and that omission by Indemnitee to so notify the Company shall not relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

     (a) The Company shall be entitled to participate therein at its own expense; and

     (b) Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof and to employ counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to so assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel of his own choosing in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of assumption by the Company of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been specifically authorized by the Company, such authorization to be conclusively established by action by disinterested members of the board of directors though less than a quorum; (ii) representation by the same counsel of both Indemnitee and the Company would, in the reasonable judgment of Indemnitee and the Company, be inappropriate due to an actual or potential conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, such conflict of interest to be conclusively established by an opinion of counsel to the Company to such effect; (iii) the counsel employed by the Company and reasonably satisfactory to Indemnitee has advised Indemnitee in writing that such counsel's representation of Indemnitee would likely involve such counsel in representing differing interests which could adversely affect the judgment or loyalty of such counsel to Indemnitee, whether it be a conflicting, inconsistent, diverse or other interest; or (iv) the Company shall not in fact

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have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be paid by the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which a conflict of interest has been established as provided in (ii) hereof. Notwithstanding the foregoing, if an insurance company has supplied directors' and officers' liability insurance covering an action, suit or proceeding, then such insurance company shall employ counsel to conduct the defense of such action, suit or proceeding unless Indemnitee and the Company reasonably concur in writing that such counsel is unacceptable.

     (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any liability or penalty on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent to any proposed settlement.

     12.  Enforcement.
          -----------

     (a) The Company expressly confirms and agrees that it entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to serve as an officer of the Company and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

     (b) If a claim for indemnification or advancement of expenses is not paid in full by the Company within 30 days after a written claim by Indemnitee has been received by the Company, Indemnitee may at any time assert the claim and bring suit against the Company to recover the unpaid amount of the claim. In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee's reasonable attorneys' fees and expenses in bringing and pursuing such action.

     13.  Proceedings by Indemnitee.  The Company shall not be liable to make
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any payment under this Agreement in connection with any action, suit or proceeding, or any part thereof, initiated by Indemnitee unless such action, suit or proceeding, or part thereof, was authorized by the Company, such authorization to be conclusively established by action by disinterested members of the board of directors though less than a quorum.

     14.  Effectiveness.  This Agreement is effective for, and shall apply to
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(i) any claim which is asserted or threatened before, on or after the date of this Agreement but for which no action, suit or proceeding has been brought prior to the date hereof, and (ii) any action, suit or proceeding which is threatened before, on or after the date of this Agreement but which is not pending prior to the date hereof. This Agreement shall not apply to any action, suit or proceeding which was brought before the date of this Agreement. So long as the foregoing is satisfied, this Agreement shall be effective for, and be applicable to, acts or omissions occurring prior to, on or after the date hereof.

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     15.  Non-exclusivity.  The rights of Indemnitee under this Agreement shall
          ---------------
not be deemed exclusive, or in limitation of, any rights to which Indemnitee may be entitled under any applicable common or statutory law, or pursuant to the Articles, the Bylaws, vote of shareholders or otherwise.

     16.  Other Payments.  The Company shall not be liable to make any payment
          --------------
under this Agreement in connection with any action, suit or proceeding against Indemnitee to the extent Indemnitee has otherwise received payment of the amounts otherwise payable by the Company hereunder.

     17.  Subrogation.  In the event the Company makes any payment under this
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Agreement, the Company shall be subrogated, to the extent of such payment, to all rights of recovery of Indemnitee with respect thereto, and Indemnitee shall execute all agreements, instruments, certificates or other documents and do or cause to be done all things necessary or appropriate to secure such recovery rights to the Company including, without limitation, executing such documents as shall enable the Company to bring an action or suit to enforce such recovery rights.

     18.  Survival; Continuation.  The rights of Indemnitee under this Agreement
          ----------------------
shall inure to the benefit of Indemnitee, his heirs, executors, administrators, personal representatives and assigns, and this Agreement shall be binding upon the Company, its successors and assigns. The rights of Indemnitee under this Agreement shall continue so long as Indemnitee may be subject to any action, suit or proceeding because of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. If the Company, in a single transaction or series of related transactions, sells, leases, exchanges, or otherwise disposes of all or substantially all of its property and assets, the Company shall, as a condition precedent to any such transaction, cause effective provision to be made so that the persons or entities acquiring such property and assets shall become bound by and replace the Company under this Agreement.

     19.  Amendment and Termination.  No amendment, modification, termination or
          -------------------------
cancellation of this Agreement shall be effective unless made in writing signed by both parties hereto.

     20.  Headings.  Section headings of the sections and paragraphs of this
          --------
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     21.  Notices.  All notices, demands or other communications to be given or
          -------
delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or by telex, facsimile transmission, telegram or overnight delivery service, or 72 hours after having been mailed by certified or registered mail, return receipt requested, and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to each party at the address indicated below:

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     (a)  if to the Company:

          13045 Research Boulevard
          Austin, Texas  78750
          Attn:  Mark T. Walton

          with a copy to:

          Jenkens & Gilchrist,
          A Professional Corporation
          2200 One American Center
          600 Congress Avenue
          Austin, Texas  78701
          Attn:  Rowland Cook

     (b)  if to the Indemnitee:

          ________________________________
          ________________________________
          ________________________________
          ________________________________

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     22.  Severability.  If any provision of this Agreement shall be held to be
          ------------
illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

     23.  Complete Agreement.  This Agreement, those documents expressly
          ------------------
referred to herein, and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     24.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

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     25.  Choice of Law.  This Agreement will be governed by the internal law,
          -------------
and not the law of conflicts, of the State of Texas.

     IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be executed on the day and year first above written.


                              TRAVIS BOATS & MOTORS, INC.



                              By:________________________________________
                              Name:  Mark T. Walton
                              Title:  President



                              INDEMNITEE



                              __________________________________________
                              __________________________

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